                                                                                               EXHIBIT 11


                                       FAMILY DOLLAR STORES, INC.
                             STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS


                                                             QUARTER ENDED                   QUARTER ENDED
AS PRESENTED                                               NOVEMBER 25, 2000               NOVEMBER 27, 1999
                                                         BASIC         DILUTED           BASIC        DILUTED

AVERAGE SHARES OUTSTANDING                          171,177,121     171,177,121       172,804,326    172,804,326

NET INCOME                                         $ 41,461,240    $ 41,461,240      $ 36,583,521   $ 36,583,521

NET INCOME PER SHARE                                      $ .24           $ .24             $ .21          $ .21

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                              4,818,410                        4,488,446

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
  ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE)                                      (3,933,421)                      (3,298,103)

NET PRO FORMA COMMON STOCK
  EQUIVALENT INCREMENTAL SHARES                                         884,989                        1,190,343

PERCENTAGE DILUTION FROM PRO FORMA COMMON
  STOCK EQUIVALENT INCREMENTAL SHARES                                      .52%                             .69%

TOTAL COMMON STOCK AND COMMON
  STOCK EQUIVALENTS                                                 172,062,110                      173,994,669

NET INCOME                                                         $ 41,461,240                     $ 36,583,521

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                              $ .24                            $ .21

